Exhibit 99.1

Sage Therapeutics Announces Closing of $575 Million Public Offering of Common Stock, Including Full Exercise of Option to Purchase Additional Shares

CAMBRIDGE, Mass., February 27, 2019 – Sage Therapeutics (Nasdaq: SAGE), a clinical-stage biopharmaceutical company developing novel medicines to treat life-altering central nervous system (CNS) disorders, today announced the closing of its previously announced underwritten public offering of common stock, including the exercise in full by the underwriters of their option to purchase an additional 500,000 shares at the public offering price of $150.00 per share, less the underwriting discount. The exercise of the option to purchase additional shares brought the total number of shares of common stock sold by Sage to 3,833,334 shares and increased the amount of gross proceeds raised in the offering, before underwriting discounts and estimated expenses of the offering, to approximately $575 million.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as joint book-running managers for the offering.

The shares were offered by Sage pursuant to an automatically effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC) on December 18, 2018. The final prospectus supplement relating to the offering was filed with the SEC on February 27, 2019 and is available on the SEC’s web site at www.sec.gov.

Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting one of the following: Goldman Sachs & Co. LLC, at Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 866-471-2526, by facsimile at 212-902-9316 or by e-mail at prospectus-ny@ny.email.gs.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sage Therapeutics

Sage Therapeutics is a clinical-stage biopharmaceutical company committed to developing novel medicines to transform the lives of patients with life-altering CNS disorders. Sage’s lead product candidate, ZULRESSO™ (brexanolone) injection, has completed Phase 3 clinical development for postpartum depression and a New Drug Application is currently under review with the U.S. Food and Drug Administration. Sage is developing a portfolio of novel product candidates targeting critical CNS receptor systems, including SAGE-217, which is in Phase 3 development in major depressive disorder and postpartum depression.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to Sage’s plans to develop novel medicines to treat life-altering CNS disorders. These forward-looking statements are based on the current expectations of our management team as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the risk that we may not be successful in our efforts to develop our product candidates and novel medicines. These and other risks are discussed in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K, filed on February 19, 2019, and our periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the prospectus supplement relating to the offering. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Investor Contact:	Media Contact:
Paul Cox	Maureen L. Suda
617-299-8377	585-355-1134
paul.cox@sagerx.com	maureen.suda@sagerx.com